UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2021

DIVERSIFIED HEALTHCARE TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	DHC	The Nasdaq Stock Market LLC
5.625% Senior Notes due 2042	DHCNI	The Nasdaq Stock Market LLC
6.25% Senior Notes due 2046	DHCNL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, and “our” refer to Diversified Healthcare Trust.

Item 1.01.  Entry into a Material Definitive Agreement.

On January 29, 2021, we amended the agreements governing our revolving credit facility and our $200.0 million term loan, or together, our credit and term loan agreements, each with Wells Fargo Bank, National Association, as administrative agent and a lender, and a syndicate of other lenders. Pursuant to the amendments, certain of the financial covenants included in our credit and term loan agreements, including covenants that require us to maintain certain financial ratios, have been waived through June 30, 2022, or the Waiver Period. In addition, pursuant to the amendment to our credit agreement, the $1.0 billion maximum amount of our revolving credit facility was reduced to $800.0 million, and we have an additional option to extend the maturity date of our revolving credit facility to January 2024. The principal amount and maturity date of our term loan remain unchanged by the amendments. During the Waiver Period, subject to certain conditions, we continue to have access to undrawn amounts under our revolving credit facility.

The amendments further provide that the interest rate payable on borrowings under our revolving credit facility is increased from a rate of LIBOR plus a premium of 205 basis points per annum to a rate of LIBOR plus a premium of 235 basis points per annum, with the facility fee remaining unchanged at 30 basis points per annum on the total amount of lending commitments under the facility, and that the interest rate payable on the amount outstanding under our term loan is increased from a rate of LIBOR plus a premium of 225 basis points per annum to a rate of LIBOR plus a premium of up to 255 basis points per annum. The interest rate premiums and the facility fee continue to be subject to adjustment based upon changes to our credit ratings.

The amendments provide for certain additional restrictions on us during the Waiver Period. Subject to certain exceptions and without the prior written consent of the lenders, we continue to be generally restricted during the Waiver Period from incurring additional debt or acquiring additional properties and to be required to maintain $200.0 million of unrestricted cash or undrawn availability under our revolving credit facility, and our ability to pay cash distributions to our shareholders remains limited during the Waiver Period to amounts required to maintain our qualification for taxation as a REIT, to avoid the payment of income or excise taxes and to pay a dividend of $0.01 per share per quarter. In addition, our ability to fund capital expenditures, as defined, is limited to $250.0 million per year, which amount will increase to $350.0 million per year following our repayment of our term loan. The amendments also require us to apply any net cash proceeds from property sales, capital market transactions or debt financings to repay our 6.75% senior notes due December 2021, our term loan and amounts outstanding under our revolving credit facility, if any.

In connection with the amendments to our credit and term loan agreements, on January 29, 2021, we and certain of our subsidiaries entered into a pledge agreement in favor of Wells Fargo Bank, National Association, in its capacity as collateral agent, or the pledge agreement. Pursuant to the pledge agreement, we and our subsidiaries party to the pledge agreement have pledged all our respective equity interests in certain of our direct and indirect subsidiaries as collateral for all loans and other obligations under our credit and term loan agreements. Following the closing of the amendments, we will provide first mortgage liens on 91 medical office and life science properties owned by the pledged subsidiaries with an undepreciated book value of $1.4 billion as of September 30, 2020 to secure our obligations under our credit and term loan agreements. From time to time during the Waiver Period, certain of these pledges and/or mortgage liens may be removed or new ones may be added based on outstanding debt amounts under our revolving credit facility and term loan, among other things.

Wells Fargo Bank, National Association and the other lenders party to our credit and term loan agreements, as amended, as well as their affiliates, have engaged in, and may in the future engage in, investment banking, commercial banking, advisory and other commercial dealings in the ordinary course of business with us. They have received, and may in the future receive, customary fees and commissions for these engagements.

The foregoing descriptions of the amendments to our credit and term loan agreements and the pledge agreement are not complete and are subject to and qualified in their entirety by reference to the copies of the second amendment to our amended and restated credit agreement, the second amendment to our amended and restated term loan agreement and the pledge agreement attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. For example:

•	Continued availability of borrowings under our revolving credit facility is subject to our satisfying certain financial covenants and other credit facility conditions, which we may be unable to satisfy, despite the amendments, and

•	Actual costs under our revolving credit facility and term loan will be higher than LIBOR plus a premium because of fees and expenses associated with the facility.

The information contained in our filings with the SEC, including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, identifies other important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit	Description
10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of January 29, 2021, among the Company, Wells Fargo Bank, National Association, as Administrative Agent and each of the other institutions party thereto. (Filed herewith.)

10.2	Second Amendment to Amended and Restated $200.0 Million Term Loan Agreement, dated as of January 29, 2021, among the Company, Wells Fargo Bank, National Association, as Administrative Agent and each of the other institutions party thereto. (Filed herewith.)

10.3	Pledge Agreement, dated as of January 29, 2021, among the Company, certain subsidiaries of the Company party thereto and Wells Fargo Bank, National Association, as Collateral Agent. (Filed herewith.)

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED HEALTHCARE TRUST

By:	/s/ Richard W. Siedel, Jr.
Name:	Richard W. Siedel, Jr.
Title:	Chief Financial Officer and Treasurer

Dated:  February 1, 2021